UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 28, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2015, Authentidate Holding Corp. (the “Company” or “Authentidate”), entered into a new employment agreement with Ian C. Bonnet, its President and Chief Executive Officer, to continue his service in such capacities. The terms and conditions of the Company’s new employment agreement with Mr. Bonnet are described in Item 5.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Company entered into a new employment agreement dated September 28, 2015 (the “Employment Letter”) with Mr. Bonnet which sets forth the terms of his continued employment as our President and Chief Executive Officer. The Employment Letter provides that Mr. Bonnet shall serve in such capacities on an at-will basis on the following terms and conditions.

Base Salary and Bonus. Mr. Bonnet will continue to receive an annual base salary of payable at the rate of $275,000 per year. Mr. Bonnet’s bonus potential will be determined by the Management Resources and Compensation Committee of the Board in its sole discretion and based upon its assessment of the Company’s achievement of performance conditions.

Severance Terms. The Company agreed to pay and/or provide to Mr. Bonnet the following compensation upon the termination of his employment: (a) if his employment is terminated by the Company for “cause” or Mr. Bonnet terminates without “good reason” (each as defined in the Employment Letter), or if termination is due to his death, the Company will pay him the accrued compensation and (b) if Mr. Bonnet’s employment was terminated by the Company without cause, due to his disability, or he terminates the employment agreement for “good reason”, we shall pay him (i) the accrued compensation, and (ii) subject to his ongoing compliance with the Employee Assignment and Confidentiality Agreement, execution of a general release in favor of the Company, and resignation from the Board, (A) a severance payment of an amount equal to three (3) months of base salary; and (B) continued participation in the health and welfare plans (or comparable plans) provided by the Company for a period equal to the shorter of six months from the date of termination or, until he is eligible for comparable coverage with a subsequent employer.

The Employment Letter also provides that if (1) during the period commencing on the date the Company enters into a definitive agreement with respect to a transaction that would constitute a change in control (including a definitive merger or acquisition agreement contemplated by that certain Letter of Intent dated August 19, 2015 between the Company and Peachstate Health Management, LLC) and ending on the date the definitive agreement therefor is terminated or the change in control is consummated, the Company terminates Employee’s employment without cause, (2) during the period commencing upon the consummation of the change of control and ending six (6) months thereafter, either (i) the Company or, if applicable, the surviving or successor terminates his employment without cause or (ii) he resigns for good reason, then we will pay and provide to Mr. Bonnet: (A) the accrued compensation, and (B) subject to his ongoing compliance with the Employee Assignment and Confidentiality Agreement, execution of a general release in favor of the Company, and resignation from the Board, (1) a severance payment of an amount equal to three (3) months of base salary; and (2) continued participation in the health and welfare plans (or comparable plans) provided by the Company for a period equal to the shorter of six months from the date of termination or, until he is eligible for comparable coverage with a subsequent employer.

Equity Grants. Pursuant to the Employment Letter, Mr. Bonnet was granted an award under the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”) of 300,000 stock options (the “Options”). The Options are subject to time-based vesting requirements with 50% of the Options vesting on the six month anniversary of the grant date and the remainder vesting on the twelve month anniversary of the grant date. The Options are exercisable for a period of ten years, subject to the terms of the Plan and the stock option agreement evidencing such award and the exercise price of the Options is $0.30 per share, which was the fair market value of the Company’s Common Stock on the grant date, as determined in accordance with the Plan. In addition, the Management Resources and Compensation Committee determined that the vesting conditions applicable to the 100,000 unvested restricted stock units granted to Mr. Bonnet pursuant to his original employment agreement dated February 18, 2015 were satisfied. The Employment Letter also provides that in the event of a termination of Mr. Bonnet’s employment with the Company, the following will apply with respect to the Options:

(i) if the termination is for cause, then all of the Options shall terminate immediately and be null and void;

(ii) if Mr. Bonnet terminates his employment with the Company for other than for good reason, his right to purchase shares of common stock pursuant to the Options, solely to the extent vested as of the termination date, shall remain exercisable in accordance with the Plan; and

(iii) if (1) the Company terminates Mr. Bonnet’s employment without cause, (2) he resigns for good reason, or (3) the termination is due to his death or disability, then, any unvested Options shall immediately vest and the exercise period in which he may exercise his Options shall be extended to the duration of their original term. Further, the foregoing accelerated vesting and term extension provisions applicable to the Options would apply in the event that Mr. Bonnet’s employment is terminated by the Company without cause or by him for good reason in anticipation of, or within 180 days following, a change in control.

Other Benefits and Terms. The Company will continue to reimburse Mr. Bonnet for reasonable temporary living expenses incurred during the initial six month term of the Employment Letter in additional to other reasonable business-related expenditures. Further, the Company will provide Mr. Bonnet with standard group health and other insurance benefits generally available to senior management and agreed to evaluate the lines of insurance which may be appropriate for it to procure, including key man life insurance and accidental death and dismemberment insurance. Mr. Bonnet also agreed that he remains subject to the terms and condition of the Company’s standard form of Employee Invention Assignment and Confidentiality Agreement, which was executed February 18, 2015 in connection with his original employment agreement with the Company.

The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement with Ian C. Bonnet dated September 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ William A. Marshall
Name: William A. Marshall
Title: Chief Financial Officer and Treasurer

Date: September 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Ian C. Bonnet dated September 28, 2015

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